UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

Black Stone Minerals, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-37362	47-1846692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 2020 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 445-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	BSM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 3, 2024, Black Stone Minerals, L.P. (the “Partnership”) appointed Chris Bonner as Controller and, effective upon the resignation of Dawn Smajstrla, principal accounting officer of the general partner (the “General Partner”) of the Partnership. Ms. Smajstrla, the General Partner’s Vice President, Chief Accounting Officer and Treasurer, tendered her resignation on May 30, noting that she had accepted an offer of employment elsewhere. Her employment will terminate on June 13.

Mr. Bonner, 34, has been employed at the Partnership in various accounting roles since 2018. He served as Director, Accounting from March 2022 until his appointment to Controller; before that, he had served as Corporate Accounting Manager since March 2020 and SEC Reporting Manager since October 2018. Before joining the Partnership, he had worked in various audit-related capacities, most recently as Audit Manager, at BDO USA, LLP, a public accounting firm, which he joined in 2012. Mr. Bonner graduated from the University of Texas at Austin with a Bachelors in Accounting and a Masters in Professional Accounting. He is a Certified Public Accountant. In connection with his appointment, Mr. Bonner’s base pay has been increased to $200,000, and his short-term bonus target has been increased to $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK STONE MINERALS, L.P.

	By:	Black Stone Minerals GP, L.L.C.,
its general partner

Date: June 3, 2024	By:	/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary